UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2009

OPHTHALMIC IMAGING SYSTEMS

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement;
Item 2.01.	Completion of Acquisition or Disposition of Assets; and
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Asset Purchase

On October 21, 2009, Ophthalmic Imaging Systems, a California corporation (the “Company”), consummated the transactions contemplated in the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated June 24, 2009, with MediVision Medical Imaging Systems Ltd. (“MediVision”) to purchase substantially all the assets and undertake certain liabilities of MediVision. Such assets include, among other things, certain agreements under which MediVision agreed to act as distributor and perform certain services (the “Purchased Agreements”), a 63% ownership interest in CCS Pawlowski GmbH (“CCS”), MediVision’s business as conducted in Belgium (the “Belgium Activities”), rights to intellectual property, accounts receivable, and certain property, plant and equipment. As payment for such assets, the Company agreed to assume certain liabilities, including, among other things, a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (“United Mizrahi Bank”) in the amount of $1,525,625 (comprised of $1,484,706 in principal and $40,919 in interest, of which $25,625 will repaid to us by MediVision), liabilities associated with the Purchased Agreements, the Belgium Activities, and the acquired assets on and after October 21, 2009, the closing Date, and certain taxes, and forgive intercompany indebtedness owed to the Company in the amount of $4,178,622.

 In evaluating the terms of the Asset Purchase Agreement, including the consideration to be paid, the Company considered several factors including, but not limited to, the customer relationships and tangible assets of CCS, the actual and potential business of the Belgium Activities, to the value of the Electro-Optical Unit, compared to MediVision’s loan outstanding with United Mizrahi Bank and the implications of the Company’s write-off of accounts and notes receivable, prepaid assets and the exclusivity rights each as related to MediVision.

A copy of the Asset Purchase Agreement is referenced hereto as Exhibit 10.1.

United Mizrahi Bank Loan

On October 23, 2009, the Company entered into a Secured Debenture (the “Secured Debenture”) with United Mizrahi Bank. Under the Secured Debenture the Company agreed to assume MediVision’s loan with United Mizrahi Bank, pursuant to the completion of the transactions contemplated in the Asset Purchase Agreement, in a principal amount not to exceed $1,500,000, plus interest (the “Loan Amount”). The Company also agreed to secure the Loan Amount by granting United Mizrahi Bank a security interest in all or substantially all of its assets. Under the Secured Debenture, United Mizrahi Bank may require the immediate payment of the entire Loan Amount upon the happening of certain events, including, but not limited to, the following: the failure to make a payment on a due date; the winding up of the Company; the appointment of a receiver, manager or liquidator over the Company’s assets; attachment of a lien on any or all of the Company’s assets; the Company’s failure to pay its debts as they come due; the Company’s failure to carry on its business; the Company’s complete or substantial inactivity for two months or more; if any or all of the Company’s assets are burned, lost or otherwise damaged; the determination of United Mizrahi Bank, in its sole discretion, that the Company has undergone a change in authority, as compared to the date of the Secured Debenture, or that there has been a material deterioration in the value of all or substantially all of the Company’s assets; the acceleration of the repayment of the Company’s debts owed to other creditors; the Company’s breach or failure to perform its obligations pursuant to the Secured Debenture or any other agreement between the Company and United Mizrahi Bank; the inaccuracy of any material warrant of the Company in the Secured Debenture or any agreement between the Company and United Mizrahi Bank; the Company’s failure to provide United Mizrahi Bank with at least 48 hours notice of a change to its articles of incorporation; the merger of the Company with another entity, which in the opinion of United Mizrahi Bank may adversely affect the Company’s ability to repay the Loan Amount; any of the Company’s licenses, consents, approvals or registrations relating to its intellectual property is denied, voided, suspended or materially prejudiced and such has a material effect on the Company; and the determination of United Mizrahi Bank that there has been a material change to the Company’s business plan or type of business activity in which the Company engages, without obtaining United Mizrahi Bank’s written consent. Upon failure to make a payment, as agreed by the Company and United Mizrahi Bank, the Company must pay, within seven days, the amount demanded by United Mizrahi Bank.

Pursuant to a Letter Agreement (the “Letter Agreement”) between the Company and United Mizrahi Bank dated June 24, 2009, the Loan Amount will accrue interest at a rate equal to LIBOR plus 4.75%. In addition, principal payments are required to be made in 18 equal monthly installments beginning January 31, 2011. However, if the Company does not receive at least $1,000,000 upon consummation of a second private placement with U.M. AccelMed, Limited Partnership, by June 30, 2010, the Company may elect to: (i) make principal payments of $60,000 per month beginning July 31, 2010 and ending December 31, 2010, with the remaining principal payments made in 18 equal monthly installments; under this option, the Company must maintain a cash balance of at least $1,000,000 (decreasing based on the loan balance), 50% of which must be on deposit at United Mizrahi Bank or (ii) make principal payments in 18 equal monthly installments beginning January 31, 2011; under this option, the Company must maintain a cash balance of at least $1,500,000 (decreasing based on the loan balance), 50% of which must be on deposit at United Mizrahi Bank.

As part of its agreement with United Mizrahi Bank, the Company agreed to deposit $750,000 cash in a bank account at United Mizrahi Bank with such balance to be maintained until June 30, 2010. After June 30, 2010, the Company must maintain a balance of at least $375,000 in such bank account, as long as the loan remains outstanding. The Company is also subject to a debt covenant, whereby the Company’s cash plus accounts receivable must be at least 150% of the principal and interest outstanding under the loan.

Warrant to United Mizrahi Bank

In connection with the assumption of the United Mizrahi loan, on October 23, 2009, the Company issued to United Mizrahi Bank a warrant (the “Warrant”) to purchase 350,000 shares of the Company’s common stock at an exercise price of $1.00 which will expire upon the earlier of October 23, 2012 or 12 months following the completion of (1) a primary public offering of the Company’s common stock (a “Public Offering”) or (2) (a) the sale of all or substantially all of the Company’s assets or (b) the merger or consolidation of the Company with or into another entity, pursuant to which 50% of the Company’s outstanding common stock is held be person(s) who prior to the transaction held, in aggregate, less than 5% (together, a “Liquidity Event,” and together with a Public Offering, an “Exit Event”); provided however, if the underwriter in a Public Offering or the purchasing person(s) in a Liquidity Event require that all outstanding warrants and options of the Company, including the Warrant be exercised prior to or part of the Public Offering or Liquidity Event, as applicable, then the Warrant will terminate, subject to certain notice requirements, upon completion of such transaction.

The exercise price of the Warrant will be adjusted and the number of shares of common stock to be issued upon exercise of the Warrant will be adjusted upon the occurrence of, among other things, the payment of stock dividend or a stock split. In addition, the Warrant includes certain anti-dilution provisions if the Company issues or sells any equity securities or securities convertible into equity, options or rights to purchase equity securities at a per share selling price less than the exercise price.

Upon or immediately prior to an Exit Transaction, United Mizrahi Bank may elect to waive all or any portion of the rights under the Warrant for $225,000 (the “Alternative Payment”). If only a portion of the Warrant is waived or if the Warrant was partially exercised prior to the Exit Event, the Alternative Payment will be reduced proportionate to the number of shares of Common Stock the Warrant is then exercisable compared to the number originally exercisable.

Copies of the Secured Debenture and the Warrant are attached hereto as Exhibits 10.2 and 10.3, respectively. A copy of the Letter Agreement is referenced hereto as Exhibit 10.4.

Escrow

Also on October 21, 2009, pursuant to the terms of the Escrow Agreement, dated June 24, 2009, by and among the Company, MediVision and Stephen L. Davis, Esq., MediVision deposited an additional 2,000,000 shares of the Company’s common stock into escrow because MediVision did not satisfy and cause to be discharged certain debts owed to the Israeli Office of the Chief Scientist. The Company may pay MediVision’s debts owed to the Israeli Office of the Chief Scientist upon receipt of MediVision’s consent. Upon such payment, the appropriate number of shares of the Company’s common stock held in escrow will be released to the Company or the appropriate number of shares will be sold and the proceeds distributed to the Company.

A copy of the Escrow Agreement is referenced hereto as Exhibit 10.5.

Relationship Between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd.

MediVision is a major shareholder of the Company with ownership of 35.4% of the Company’s issued and outstanding common stock. Gil Allon (the Company’s Chief Executive Officer) together with Noam Allon (President and Chief Executive Officer of MediVision and Gil Allon’s brother) own 20.31% of MediVision’s ordinary shares. Ariel Shenhar (the Company’s Chief Financial Officer), together with Yuval Shenhar (Ariel Shenhar’s brother) own 1.06% of MediVision’s ordinary shares.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(b)	Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K within 71 calendar days after the required filing date for this Current Report.

(d)	Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd. (1)
10.2	Secured Debenture dated October 23, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.
10.3	Warrant dated October 23, 2009, issued to Mizrahi Tefahot Bank Ltd.
10.4	Letter Agreement dated June 24, 2009 between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd. (2)
10.5	Escrow Agreement dated June 24, 2009, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd. and Stephen L. Davis, Esq. (3)

(1)	Incorporated by reference to Exhibit 10.6 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

(2)	Incorporated by reference to Exhibit 10.8 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

(3)	Incorporated by reference to Exhibit 10.7 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2009

OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Ariel Shenhar
Name:	Ariel Shenhar
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement dated June 24, 2009, by and between Ophthalmic Imaging Systems and MediVision Medical Imaging Ltd. (1)
10.2	Secured Debenture dated October 23, 2009, by and between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd.
10.3	Warrant dated October 23, 2009, issued to Mizrahi Tefahot Bank Ltd.
10.4	Letter Agreement dated June 24, 2009 between Ophthalmic Imaging Systems and Mizrahi Tefahot Bank Ltd. (2)
10.5	Escrow Agreement dated June 24, 2009, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd. and Stephen L. Davis, Esq. (3)

(1)	Incorporated by reference to Exhibit 10.6 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

(2)	Incorporated by reference to Exhibit 10.8 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.

(3)	Incorporated by reference to Exhibit 10.7 of Ophthalmic Imaging Systems’ Form 8-K filed on June 29, 2009.